UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 8, 2020 (Date of earliest event reported)

Ritchie Bros. Auctioneers Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Canada	001-13425	98-0626225
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

9500 Glenlyon Parkway, Burnaby, British Columbia, Canada V5J0C6

(Address of principal executive offices) (Zip Code)

(778) 331-5500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	RBA	New York Stock Exchange
Common Share Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 8, 2020 (the “Closing Date”), Ritchie Bros. Auctioneers Incorporated, a Canada corporation (the “Company”) completed its previously announced acquisition of Rouse Services LLC, a California limited liability company (“Rouse”) pursuant to the terms of a membership interest purchase agreement (the “Membership Interest Purchase Agreement”), by and among the Company, Ritchie Bros. Auctioneers (America) Inc., a Washington corporation and subsidiary of the Company (the “Purchaser”), Rouse, the members of Rouse (collectively, the “Sellers”) and Scott Rouse, in his capacity as seller representative. Pursuant to the terms of the Membership Interest Purchase Agreement, the Sellers sold and transferred to the Purchaser, and the Purchaser purchased and acquired from the Sellers, all of the issued and outstanding units of Rouse (collectively, the “Membership Interests”).

Under the terms of the Membership Interest Purchase Agreement, the purchase price for the Membership Interests was $275 million dollars, subject to certain adjustments, including for working capital, indebtedness, transaction expenses of Rouse, and certain incentive payments due to Rouse employees, which were paid in cash, with the exception of 20% of the consideration payable to certain members of Rouse (the “Rollover Members”), which was paid by the issuance of 312,193 Company common shares (the “Consideration Shares”) at a price of $66.89 per Consideration Share. The price of the Consideration Shares was based on a 30-day volume weighted average price for the period ending three business days before the Closing Date.

The Consideration Shares are subject to transfer and forfeiture restrictions that will lapse, with certain exceptions, in varying frequencies and increments, depending on the applicable Rollover Member, with all forfeiture restrictions to lapse by the third anniversary of the Closing Date for each Rollover Member if the Rollover Member is still employed by the Purchaser or any of its affiliates as of that date.

Item 7.01 Regulation FD Disclosure.

On December 8, 2020, the Company issued a press release announcing the completion of the Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release dated December 8, 2020
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 8, 2020	Ritchie Bros. Auctioneers Incorporated

	By:	/s/ Darren Watt
Darren Watt
General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated December 8, 2020
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL)